Exhibit 99.1

External Investor Relations Contact:

Kirin Smith

PCG Advisory Group

(646) 863-6519

ksmith@pcgadvisory.com

Company Investor Relations/Media Contact:

Todd Waltz

(408) 213-0940

investors@aemetis.com

Aemetis Reports Third Quarter 2023 Financial Results

Reports Net Income of $30.7 million and Basic EPS of $0.79

CUPERTINO, Calif. – November 9, 2023 - Aemetis, Inc. (NASDAQ: AMTX), a renewable natural gas and renewable fuels company focused on low and negative carbon intensity products, today announced its financial results for the three and nine months ended September 30, 2023.

“Revenues of $68.7 million for the third quarter of 2023 reflect our India Biodiesel segment fulfilling $20.1 million of supply contracts from the three Oil Marketing Companies combined with restart of the Keyes ethanol plant that generated $47.4 million of California Ethanol segment revenues,” said Todd Waltz, Chief Financial Officer of Aemetis. “Investments in capital projects was $18.6 million for the first nine months of 2023 as our engineering and construction teams moved forward with initiatives across our biogas, sustainable aviation fuel, renewable diesel, carbon capture, and low carbon renewable ethanol businesses,” added Waltz.

Basic earnings per share (EPS) was $0.79 for the third quarter of 2023, which includes the sale of $63 million of Inflation Reduction Act investment tax credits related to the Aemetis Biogas assets for cash proceeds of $55.2 million.

“We are pleased with the many milestones accomplished during the third quarter. These milestones enable our combined operating businesses, including biogas, ethanol and biodiesel, to achieve an expected transition to positive cash flow during the fourth quarter of this year. The Aemetis Biogas assets brought into service earlier this year resulted in $55.2 million of cash proceeds; and the sale of D3 RINs generated by the Dairy Renewable Natural Gas project enabled the biogas business to now contribute to positive cash flow from operations,” said Eric McAfee, Chairman and CEO of Aemetis. “Our India team expanded biodiesel production capacity to 60 million gallons per year and received a one year, $150 million biodiesel supply allocation from the three India government Oil Marketing Companies for deliveries that started in October. We achieved significant milestones in profitability and project development initiatives including approval of the Use Permit and CEQA for the Riverbank SAF/RD plant; the construction and/or engineering for solar and other energy efficiency projects at the Keyes ethanol plant supported by $16.7 million of California Energy Commission and PG&E utility grants; and the restart and operation of the Keyes ethanol plant during a period of higher margins for the ethanol industry.”

We invite investors to review the Aemetis Corporate Presentation on the Aemetis home page prior to the earnings call. On Thursday, November 9, 2023, Aemetis will host an earnings review call at 11:00 a.m. Pacific time (PT).

Live Participant Dial In (Toll Free): +1-877-545-0523, enter code 260153
Live Participant Dial In (International): +1-973-528-0016, enter code 260153

Webcast URL:  https://www.webcaster4.com/Webcast/Page/2211/49408

For details on the call, please visit http://www.aemetis.com/investors/conference-calls/

Financial Results for the Three Months Ended September 30, 2023

Revenues during the third quarter of 2023 decreased 4% to $68.7 million compared to $71.8 million for the third quarter of 2022. Our India Biodiesel operations experienced an increase of 121% in production by delivering 15.5 thousand metric tons of biodiesel during the third quarter of 2023 compared to 7 thousand metric tons during the third quarter of 2022. Our California Ethanol operations experienced a decrease in the volume of ethanol sold from 15.7 million gallons in the third quarter of 2022 to 13.8 million gallons in the third quarter of 2023.

Delivered corn price improved from an average price of $9.59 per bushel during the third quarter of 2022 to $7.48 per bushel during the third quarter of 2023.

Gross profit for the third quarter of 2023 was $492 thousand, compared to $1.1 million gross loss during the third quarter of 2022. Our India Biodiesel segment provided $2.8 million of this gross income.

Selling, general and administrative expenses were $9.0 million during the third quarter of 2023, compared to $6.4 million during the third quarter of 2022 as a result of our continued investments into our ultra-low carbon initiatives along with non-cash charges for stock compensation.

Operating loss was $8.5 million for the third quarter of 2023, compared to an operating loss of $7.6 million for the third quarter of 2022.

Interest expense during the third quarter of 2023 was $10.2 million, excluding accretion and other expenses in connection with Series A preferred units in our Aemetis Biogas LLC subsidiary, compared to $7.1 million during the third quarter of 2022. Additionally, our Aemetis Biogas LLC subsidiary recognized $7.7 million of accretion and other expenses in connection with preference payments on its Series A preferred units during the third quarter of 2023 compared to $2.8 million during the third quarter of 2022 along with a loss on extinguishment on the Series A preferred units of an estimated $49.4 million during the third quarter of 2022 as a result of a charge related to the redemption of the Series A preferred units as part of the amendment to the Preferred Unit Purchase Agreement.

Net income was $30.7 million for the third quarter of 2023, compared to a net loss of $66.8 million for the third quarter of 2022 driven primarily from tax credit sales of $55.2 million during the third quarter of 2023 along with the one-time unitholder redemption charge of $49.4 million during the third quarter of 2022.

Cash at the end of the third quarter of 2023 was $3.9 million, compared to $4.3 million at the close of the fourth quarter of 2022. Investments in capital projects of $8.8 million were made during the third quarter of 2023 further highlighting our commitment to build ultra-low carbon projects.

Financial Results for the Nine Months Ended September 30, 2023

Revenues were $116 million for the first nine months of 2023, compared to $190 million for the nine months of 2022, driven primarily by the extended maintenance cycle which allowed for the acceleration of the implementation of several important ethanol plant efficiency upgrades at the Keyes plant during the first half of 2023.

Gross profits for the nine months ended September 30, 2023 was $1.2 million, compared to a gross loss of $4.4 million during the first nine months of 2022, as the delivered corn price decreased to $7.34 per bushel during the first nine months of 2023 from $9.53 per bushel during the same period of 2022.

Selling, general and administrative expenses were $29.5 million during the nine months ended September 30, 2023, compared to $21.2 million during the first nine months of 2022, primarily attributable to non-cash stock compensation expense.

Operating loss was $28.4 million for the nine months ended September 30, 2023, compared to $25.7 million for the first nine months of 2022.

Interest expense was $28.9 million during the nine months ended September 30, 2023, excluding accretion and other expenses of Series A preferred units in our Aemetis Biogas LLC subsidiary, compared to interest expense of $20.0 million during the first nine months of 2022. Additionally, our Aemetis Biogas LLC subsidiary recognized $20.2 million of accretion and other expenses in connection with preference payments on its Series A preferred units during the first nine months of 2023 compared to $5.9 million during the same period of 2022 along with a loss on extinguishment on the Series A preferred units of $49.4 million as a result of a charge related to the redemption of the Series A preferred units as part of the amendment to the Preferred Unit Purchase Agreement.

Net loss for the nine months ended September 30, 2023, was $21 million, compared to a net loss of $85.3 million during the same period of 2022. Included in net loss for the nine months of 2023 is tax credit sales of $55.2 million and included in net loss for the third quarter of 2022 is the receipt of a grant of $14.2 million from the United States Department of Agriculture (USDA) Biofuel Producer Program and the one-time unitholder redemption charge of $49.4 million.

Investments in capital projects of $18.6 million were made during the first nine months of 2023 further indicating progress on our carbon intensity reduction projects.

About Aemetis

Aemetis has a mission to transform renewable energy with low and below zero carbon intensity transportation fuels. Founded in 2006 and headquartered in Cupertino, California, Aemetis is a renewable natural gas, renewable fuel, and biochemicals company focused on the acquisition, development, and commercialization of innovative technologies that replace petroleum-based products and reduce greenhouse gas emissions. Aemetis built, operates and is actively expanding a California biogas digester network and pipeline system that converts dairy waste gas into Renewable Natural Gas (RNG). Aemetis owns and operates a 65 million gallon per year ethanol production facility in California’s Central Valley near Modesto that supplies about 80 dairies with animal feed. Aemetis owns and operates a 60 million gallon per year biodiesel production facility on the East Coast of India, producing high-quality distilled biodiesel and refined glycerin for customers in India and Europe. Aemetis is developing the Carbon Zero Sustainable Aviation Fuel (SAF) and renewable diesel fuel plant in Riverbank, California to supply low carbon fuels to airlines and truck travel stops. For additional information about Aemetis, please visit www.aemetis.com.

NON-GAAP FINANCIAL INFORMATION

We have provided non-GAAP measures as a supplement to financial results based on GAAP. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying supplemental data. Adjusted EBITDA is defined as net income/(loss) plus (to the extent deducted in calculating such net income) interest expense, loss on extinguishment, loss on least termination, USDA cash grants, income tax expense or benefit, intangible and other amortization expense, accretion expense, depreciation expense, gain on litigation, and share-based compensation expense.

Adjusted EBITDA is not calculated in accordance with GAAP and should not be considered as an alternative to net income/(loss), operating income or any other performance measures derived in accordance with GAAP or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a useful performance measure that is widely used within the industry in which we operate. In addition, management uses Adjusted EBITDA for reviewing financial results and for budgeting and planning purposes. Adjusted EBITDA measures are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison between companies.

Safe Harbor Statement

This news release contains forward-looking statements, including statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events or other statements that are not historical facts. Forward-looking statements in this news release include, without limitation, statements relating to our five-year growth plan; trends in market conditions with respect to prices for inputs for our products versus prices for our products; our ability to fund, develop, build, maintain and operate digesters, facilities and pipelines for our Dairy Renewable Natural Gas segment; our ability to fund, develop and operate our Sustainable Aviation Fuel, Renewable Diesel, and Carbon Capture and Sequestration projects, including obtaining required permits; our ability to receive awarded grants by meeting all of the required conditions, including meeting the minimum contributions; our ability to fund, develop and operate our sustainable aviation fuel and renewable biodiesel projects; our intention to repurchase the Series A preferred units relating to our Aemetis Biogas subsidiary and the expected valuation premium thereof; and our ability to raise additional capital. Words or phrases such as “anticipates,” “may,” “will,” “should,” “could,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on current assumptions and predictions and are subject to numerous market risks, uncertainties and other risks detailed in our reports filed with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 and in our subsequent filings with the SEC. Actual results or events could differ materially from those set forth or implied by such forward-looking statements and related assumptions due to certain factors, including, without limitation, competition in the ethanol, biodiesel and other industries in which we operate, commodity market risks including those that may result from current weather conditions, financial market risks, customer adoption, counter-party risks, risks associated with changes to federal policy or regulation. We are not obligated, and do not intend, to update any of these forward-looking statements at any time unless an update is required by applicable securities laws.

(Tables follow)

AEMETIS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited, in thousands except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2022	2022
Revenues	$68,690	$71,831	$115,953	$189,781
Cost of goods sold	68,198	72,935	114,800	194,184
Gross profit (loss)	492	(1,104)	1,153	(4,403)

Research and development expense	36	52	115	139
Selling, general and admin. expense	8,985	6,439	29,480	21,166
Operating loss	(8,529)	(7,595)	(28,442)	(25,708)

Interest expense
Interest rate expense	8,749	5,456	24,126	14,819
Debt related fees and Amortization expense	1,433	1,633	4,732	5,199
Accretion and other expenses of Series A preferred units	7,739	2,774	20,188	5,920
Loss on debt extinguishment	-	49,386	-	49,386
Gain on litigation	-	-	-	(1,400)
Other income	(1,853)	(2)	(2,020)	(14,297)
Loss before income taxes	(24,597)	(66,842)	(75,468)	(85,335)

Income tax expense (benefit)	(55,308)	3	(54,490)	13
Net income (loss)	$30,711	$(66,845)	$(20,978)	$(85,348)

Net earnings (loss) per common share
Basic	$0.79	$(1.92)	$(0.56)	$(2.49)
Diluted	$0.73	$(1.92)	$(0.56)	$(2.49)

Weighted average shares outstanding
Basic	38,881	34,769	37,504	34,344
Diluted	41,841	34,769	37,504	34,344

AEMETIS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$3,899	$4,313
Accounts receivable	4,579	1,264
Inventories	8,143	4,658
Tax credit sale receivables	55,164	-
Prepaid and other current assets	6,706	7,901
Total current assets	78,491	18,136

Property, plant and equipment, net	188,076	180,441
Other assets	10,872	8,537
Total assets	$277,439	$207,114

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$28,800	$26,168
Current portion of long-term debt	24,070	12,465
Short term borrowings	42,415	36,754
Mandatorily redeemable Series B stock	4,403	4,082
Accrued property taxes and other liabilities	14,679	8,812
Total current liabilities	114,367	88,281

Total long term liabilities	363,064	320,687

Stockholders' deficit:
Series B convertible preferred stock	1	1
Common stock	39	36
Additional paid-in capital	255,510	232,546
Accumulated deficit	(449,963)	(428,985)
Accumulated other comprehensive loss	(5,579)	(5,452)
Total stockholders' deficit	(199,992)	(201,854)
Total liabilities and stockholders' deficit	$277,439	$207,114

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss)	$30,711	$(66,845)	$(20,978)	$(85,348)
Adjustments:
Interest expense	10,182	7,089	28,858	20,018
Depreciation expense	1,747	1,378	5,208	4,039
Accretion and other expenses of Series A preferred units	7,739	2,774	20,188	5,920
Share-based compensation	1,806	1,545	6,223	4,934
Intangibles and other amortization	11	12	35	35
Loss on debt extinguishment	-	49,386	-	49,386
Loss on lease termination	-	-	-	736
USDA cash grants	(1,774)	-	(1,774)	(14,100)
Gain on litigation	-	-	-	(1,400)
Income tax expense (benefit)	(55,308)	3	(54,490)	13
Total adjustments	(35,597)	62,187	4,248	69,581
Adjusted EBITDA	$(4,886)	$(4,658)	$(16,730)	$(15,767)

PRODUCTION AND PRICE PERFORMANCE

(unaudited)

	Three months ended September 30,
	2023	2022	2023	2022
Ethanol
Gallons sold (in millions)	13.8	15.7	16.7	45.5
Average sales price/gallon	$2.64	$2.85	$2.72	$2.86
Percentage of nameplate capacity	100%	114%	91%	110%
WDG
Tons sold (in thousands)	98	102.4	122	306.8
Average sales price/ton	$96	$127	$98	$129
Delivered cost of corn
Bushels ground (in millions)	5.0	5.5	6.4	15.9
Average delivered cost / bushel	$7.48	$9.59	$7.34	$9.53
Dairy Renewable Natural Gas
MMBtu produced (in thousands)	66.6	16.8	142.0	45.7
MMBtu stored as inventory (in thousands)	67.2	-	67.2	-
Biodiesel
Metric tons sold (in thousands)	15.5	7.0	42.1	7.0
Average sales price/metric ton	$1,247	$1,550	$1,265	$1,550
Percentage of nameplate capacity	41%	19%	21%	4%